UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

Faeth Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Tillery Street #12 #1010 Austin, TX	78702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 200-2982

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	FTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2026, the Board of Directors (the “Board”) of Faeth Therapeutics, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved one-time supplemental grants of performance-based stock options (“Performance Options”) under the Company’s 2026 Equity Incentive Plan (the “2026 Plan”) to current employees of the Company who were employed with the Company as of February 19, 2026, including the following:

Name	Title	Option to Purchase Shares (#)
Anand Parikh	Chief Executive Officer	398,018
Christopher Gerry*	General Counsel and Secretary	84,766
Josiah Craver*	Senior Vice President, Finance	30,824

*

Although Messrs. Gerry and Craver were “named executive officers” of the Company for the year ended December 31, 2025, the Board determined in June 2026 that neither Mr. Gerry nor Mr. Craver is an “executive officer” of the Company as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

The exercise price per share of each Performance Option is equal to the closing price of the Company’s common stock as reported by the Nasdaq Stock Market on the date of grant. Each Performance Option vests and becomes exercisable, if at all, in a single tranche on the later of (a) the date on which the Stock Price Hurdle (as defined below) is achieved (or deemed achieved) and (b) the first anniversary of the date of grant, in each case subject to the holder’s continued service with the Company through such date. The “Stock Price Hurdle” is achieved on the first date during the period that ends on the fourth anniversary of the date of grant (the “Performance Period”) on which the average of the closing prices per share of the Company’s common stock on the Nasdaq Stock Market on each trading day during any 30 consecutive calendar-day period equals or exceeds $70.00, subject to equitable adjustment in connection with any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. If the Stock Price Hurdle is not achieved by the end of the Performance Period, or upon the termination of the holder’s continued service with the Company for any reason before the Performance Option has vested, the Performance Option will be forfeited in its entirety.

In the event of a change in control of the Company prior to the end of the Performance Period, the Stock Price Hurdle will be deemed achieved if the per-share consideration payable in the transaction equals or exceeds $70.00 (subject to equitable adjustment), and the Performance Option will vest in full immediately prior to the consummation of the change in control, subject to the holder’s continued service through such time. If the Stock Price Hurdle is not achieved or deemed achieved in connection with such change in control, the Performance Option will be forfeited in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faeth Therapeutics, Inc.

Date: July 23, 2026	/s/ Christopher W. Gerry
Christopher W. Gerry
General Counsel and Secretary